Exhibit 99.1

Vision-Sciences Announces Record Revenues of $5.0 Million for

Fourth Quarter and $17.1 Million for Full Year Fiscal 2014

Orangeburg, NY – April 28, 2014 – Vision-Sciences, Inc. (NasdaqCM: VSCI), a leading provider of unique flexible endoscopic products utilizing its proprietary sterile disposable EndoSheath® technology, today announced financial results for the fourth quarter and full year fiscal 2014, ended March 31, 2014.

Fourth Quarter Fiscal Year 2014 Highlights

●

Net sales increased by 19% to $5.0 million compared with $4.2 million in the fourth quarter of fiscal 2013. On a sequential basis, net sales increased by 11% compared with $4.5 million in the third quarter of fiscal 2014.

●

Recorded an inventory charge of $0.5 million as a result of the Company rendering older products obsolete and reducing excess inventory in preparation for launch of its latest generation products in fiscal 2015. This non-cash charge had a direct impact on the gross profit and gross margin, operating loss, and net loss for the fourth quarter and full year fiscal 2014.

●	Operating loss increased by 13% to $2.3 million compared to the same quarter of last fiscal year.
●	Net loss increased by 16% to $2.4 million, or ($0.05) per basic and diluted share, compared to the same quarter last fiscal year.
●

Peer reviewed article published in The BMJ (formerly The British Medical Journal) identified the Company’s sterile, disposable EndoSheath technology as a safe, cost-effective alternative to conventional flexible endoscopes.

Full Year Fiscal Year 2014 Highlights

●	Net sales increased by 12% to $17.1 million compared with $15.3 million in fiscal 2013.
●	Operating loss improved by 12% to $7.4 million compared to $8.5 million in the last fiscal year.
●	Net loss improved by 27% to $7.7 million, or ($0.17) per basic and diluted share, compared to $10.6 million, or ($0.23) per basic and diluted share, in the last fiscal year.

Please refer to the attached Non-GAAP Financial Measures and Reconciliation table for more detail.

“We are pleased with our impressive financial results for both the fourth quarter and fiscal year 2014. This can attributed to the solid execution of our strategy, which is to focus on growth in those areas where we have had historical success, ENT and TNE in the office and ambulatory setting and critical care/pulmonology in the ICU setting,” commented Howard Zauberman, President and Chief Executive Officer of Vision-Sciences, Inc.

“We believe that the market for our patented EndoSheath technology will continue to grow as medical professionals search for a sterile and reliable product to safeguard patients. As we look ahead, we remain focused on our mission: to provide innovative technologies that improve patient care and reduce costs to the healthcare system, with a focus on increasing operating efficiency and further margin improvement,” concluded Mr. Zauberman.

Exhibit 99.1

Results of Operations

Fourth Quarter Fiscal Year 2014 versus Fourth Quarter Fiscal Year 2013

Net sales in the fourth quarter of fiscal 2014 increased by 19% to $5.0 million as compared with $4.2 million in the same period a year ago, attributable to higher sales of our endoscopes and EndoSheath technology in all markets. Sequentially, net sales in the fourth quarter increased by 11% from $4.5 million in the third quarter of fiscal 2014.

Net sales detail (in thousands, except for percentages) for the fourth quarters of fiscal years 2014 and 2013 were as follows:

	Three Months Ended
	March 31,
Market/Category	2014	2013	%
	(unaudited)	(unaudited)
Urology	$2,373	$2,074	14%
ENT	609	479	27%
TNE	245	124	98%
Pulmonology	350	264	33%
Repairs, peripherals, and accessories	542	499	9%
Total net medical sales	4,119	3,440	20%
Total net industrial sales	862	760	13%
Net sales	$4,981	$4,200	19%

Gross profit was $0.8 million in the fourth quarter of fiscal 2014, a decrease of $0.4 million, or 31%, compared to the same period last fiscal year. Gross margin decreased by 1,220 basis points to 17.0% in the fourth quarter of fiscal 2014 from 29.2% in the fourth quarter of fiscal 2013. The year-over-year decline in gross margin was primarily attributable to an inventory charge of $0.5 million to write-off slow moving and obsolete materials, an impact of 1,070 basis points. Also contributing to the decrease was unfavorable product sales mix as the Company shipped more endoscopes to Stryker, a lower margin business segment, during the fourth quarter of fiscal 2014.

Selling, general and administrative (“SG&A”) expenses were $2.4 million in the fourth quarter of fiscal 2014, a decrease of $0.4 million, or 13%, compared to the same period last fiscal year. The decrease was primarily attributable to lower expenses related to sales compensation, stock-based compensation, and professional education. As a percentage of net sales, SG&A decreased to 49% in the fourth quarter of fiscal 2014 from 67% reported in the same period last fiscal year.

Research and development (“R&D”) expenses were $0.7 million in the fourth quarter of fiscal 2014, an increase of $0.2 million, or 53%, over the same period last year. The increase was primarily attributable to higher product development costs. As a percentage of net sales, R&D increased to 14% in the fourth quarter of fiscal 2014 from 11% reported during the same period last fiscal year.

The Company’s operating loss increased by 13% to $2.3 million during the fourth quarter of fiscal 2014, primarily due to the lower gross profit realized during the quarter.

Exhibit 99.1

Full Year Fiscal 2014 versus Full Year Fiscal 2013

Net sales for fiscal 2014 increased by 12% to $17.1 million from $15.2 million reported during fiscal 2013. The year-over-year sales growth was primarily attributable to higher sales of our endoscopes and EndoSheath technology in the urology and pulmonology markets.

Net sales detail (in thousands, except for percentages) for fiscal years 2014 and 2013 were as follows:

	Fiscal Year Ended
	March 31,
Market/Category	2014	2013	%
	(unaudited)	(unaudited)
Urology	$7,988	$5,439	47%
ENT	1,737	1,896	-8%
TNE	1,189	1,019	17%
Pulmonology	1,107	789	40%
Spine	36	440	-92%
Repairs, peripherals, and accessories	2,076	2,047	1%
Total net medical sales	14,133	11,630	22%
Total net industrial sales	2,975	3,657	-19%
Net sales	$17,108	$15,287	12%

Gross profit was $4.5 million in fiscal 2014, an increase of $0.2 million, or 4%, over last fiscal year. Gross margin decreased by 210 basis points to 26.3% in fiscal 2014 from 28.4% in fiscal 2013. The year-over-year decline in gross margin was primarily attributable to the inventory charge noted above, which had a 310 basis point impact on the full fiscal year results.

SG&A expenses were $9.8 million in fiscal 2014, a decrease of $1.2 million, or 11%, compared to last fiscal year. The decrease was primarily attributable to lower expenses related to stock-based compensation and corporate and sales compensation. As a percentage of net sales, SG&A decreased to 58% in fiscal 2014 from 72% as reported in fiscal 2013.

R&D expenses were $2.1 million in fiscal 2014, an increase of $0.3 million, or 15%, compared to last fiscal year. The increase was primarily attributable to higher product development costs. As a percentage of net sales, R&D was 12% for fiscal years 2014 and 2013.

The Company’s operating loss improved by 12% to $7.4 million in fiscal 2014 from $8.5 million last fiscal year, primarily attributable to a $0.9 million reduction in operating expenses.

At March 31, 2014, the Company had cash and cash equivalents of $1.2 million and working capital of $6.9 million, as compared to cash and cash equivalents of $0.8 million and working capital of $7.0 million at March 31, 2013. Pursuant to a letter agreement dated June 21, 2013 with Lewis C. Pell, the Company’s Chairman, Mr. Pell has agreed to provide financial assistance to the Company in the amount of up to $5.0 million, if necessary to support the operations, for a period ending on the earlier of (i) July 1, 2014 or (ii) the Company raising debt or equity capital in the amount of $5.0 million or more. As of March 31, 2014, the Company had not utilized the financial assistance agreement.

Exhibit 99.1

Conference Call

Howard Zauberman, President and Chief Executive Officer, and Keith Darragh, VP, Finance, will host a conference call to discuss the fourth quarter and full year fiscal 2014 financial results at 8:30 a.m. EDT, on Tuesday, April 29, 2014.

Conference dial-in:	(877) 303-1595
International dial-in:	(970) 315-0449
Conference ID:	32940309
Webcast:	http://ir.visionsciences.com/

An audio replay of the conference call will be available from 11:30 a.m. EDT on Tuesday, April 29, 2014, through 11:59 p.m. EDT on Tuesday, May 6, 2014, by dialing (855) 859-2056 from the U.S. or (404) 537-3406 from abroad. The audio webcast will also be available in the investor section of the Company’s website, www.visionsciences.com.

Use of Non-GAAP Financial Measures

Non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share excludes non-cash or non-operational activities. As a result, the Company uses these measures to assess and analyze its operational results and trends and to make financial and operations decisions. The Company also believes these non-GAAP financial measures are useful to investors, because they provide greater transparency regarding the Company’s operating performance. These non-GAAP financial measures should not be considered measures of the Company’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures for gross profit, operating loss, net loss, and net loss per share are included in a table accompanying this press release after the unaudited condensed consolidated financial statements.

About Vision-Sciences, Inc.

Vision-Sciences, Inc. designs, develops, manufactures and markets products for flexible endoscopy. The Company’s unique product lines feature a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety. Information about Vision-Sciences’ products is available at www.visionsciences.com.

Vision-Sciences owns the registered trademarks Vision Sciences®, EndoSheath®, EndoWipe®, Slide-On®, and The Vision System®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based on Vision-Sciences’ current expectations, and should not be relied upon as representing its views as of any subsequent date. Forward-looking statements are subject to a variety of risks and uncertainties that could cause the Company’s actual results to differ materially from the statements contained herein; risk factors are detailed in the Company’s most recent annual report and other filings with the U.S. Securities and Exchange Commission. There is no assurance that any future results or events discussed in these statements will be achieved. The Company does not assume any obligation to update any forward-looking statements as a result of new information or future events or developments, except as may be required by law.

Exhibit 99.1

Contacts:
Keith Darragh	Lisa Wilson
VP, Finance	President
Vision-Sciences, Inc.	In-Site Communications, Inc.
(845) 365-0600	(212) 452-2793
invest@visionsciences.com	lwilson@insitecony.com

(Financial tables follow)

Exhibit 99.1

Vision-Sciences, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$4,981	$4,200	$17,108	$15,287
Cost of sales	4,136	2,972	12,610	10,945
Gross profit	845	1,228	4,498	4,342

Selling, general, and administrative expenses	2,437	2,794	9,841	10,999
Research and development expenses	702	459	2,101	1,820
Operating loss	(2,294)	(2,025)	(7,444)	(8,477)

Interest income	-	-	1	4
Interest expense	(55)	(36)	(192)	(503)
Other, net	(8)	(6)	(24)	(53)
Debt cost expense	(37)	-	(43)	(272)
Loss on extinguishment of debt	-	-	-	(1,244)
	(100)	(42)	(258)	(2,068)
Loss before provision for income taxes	(2,394)	(2,067)	(7,702)	(10,545)
Income tax provision	1	2	12	12
Net loss	$(2,395)	$(2,069)	$(7,714)	$(10,557)

Net loss per common share - basic and diluted	$(0.05)	$(0.04)	$(0.17)	$(0.23)

Weighted average number of shares outstanding - basic and diluted	46,204	46,076	46,155	45,945

Exhibit 99.1

Vision-Sciences, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31,
	2014	2013
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$1,237	$788
Accounts receivable, net	3,818	3,624
Inventories, net	4,194	5,158
Prepaid expenses and other current assets	455	276
Total current assets	9,704	9,846

Property and equipment, net	1,062	1,454
Other assets, net	67	77
Total assets	$10,833	$11,377

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,217	$1,300
Accrued expenses	918	728
Accrued compensation	474	656
Deferred revenue	210	130
Capital lease obligations	22	75
Total current liabilities	2,841	2,889

Convertible debt—related party, net of discount of $1,086 and $0	22,414	17,000
Deferred revenue, net of current portion	93	62
Capital lease obligations, net of current portion	-	22
Total liabilities	25,348	19,973

Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value
Authorized—5,000 shares;
issued and outstanding—none	-	-
Common stock, $0.01 par value
Authorized—75,000 shares;
issued—47,614 shares and 46,249 shares, respectively	476	463
Additional paid-in capital	102,629	100,819
Treasury stock at cost, 59 shares and 34 shares of common stock, respectively	(78)	(50)
Accumulated deficit	(117,542)	(109,828)
Total stockholders’ deficit	(14,515)	(8,596)
Total liabilities and stockholders’ deficit	$10,833	$11,377

Exhibit 99.1

Vision-Sciences, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands, except per share amounts)

	Fiscal Year Ended March 31,
	2014	2013
Cash flows from operating activities:	(unaudited)	(audited)
Net loss	$(7,714)	$(10,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	695	795
Stock-based compensation expense	694	1,469
Debt cost expense	43	272
Provision for bad debt expenses	21	5
Loss on disposal of fixed assets	5	58
Loss on extinguishment of debt	-	1,244
Changes in assets and liabilities:
Accounts receivable	(215)	(1,497)
Inventories	689	(1,372)
Prepaid expenses and other current assets	(179)	(79)
Other assets	10	-
Accounts payable	(83)	713
Accrued expenses	190	(216)
Accrued compensation	(182)	(1)
Deferred revenue	111	(86)
Advances from customers	-	(394)
Net cash used in operating activities	(5,915)	(9,646)
Cash flows from investing activities:
Purchases of property and equipment	(53)	(95)
Proceeds from disposal of fixed assets	3	5
Net cash used in investing activities	(50)	(90)
Cash flows from financing activities:
Proceeds from issuance of convertible debt—related party	6,500	2,000
Proceeds from promissory note—related party	-	5,000
Net proceeds from sale of common stock	-	878
Proceeds from exercise of stock options	-	99
Common stock repurchased	(28)	(36)
Payments of capital leases	(58)	(91)
Net cash provided by financing activities	6,414	7,850
Net increase (decrease) in cash and cash equivalents	449	(1,886)
Cash and cash equivalents at beginning of period	$788	$2,674
Cash and cash equivalents at end of period	$1,237	$788

Exhibit 99.1

Vision-Sciences, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliation

(In thousands, except per share amounts)

	Three Months Ended			Fiscal Year Ended
	March 31,			March 31,
Non-GAAP Financial Measures and Reconciliation	2014	2013	Difference	2014	2013	Difference
	(unaudited)	(unaudited)		(unaudited)	(audited)
GAAP gross profit	$845	$1,228	$(383)	$4,498	$4,342	$156
Add: inventory charge	537	-	537	537	-	537
Non-GAAP gross profit	$1,382	$1,228	$154	$5,035	$4,342	$693
Non-GAAP gross margin	27.7%	29.2%	-1.5%	29.4%	28.4%	1.0%

	Three Months Ended			Fiscal Year Ended
	March 31,			March 31,
Non-GAAP Financial Measures and Reconciliation	2014	2013	Difference	2014	2013	Difference
	(unaudited)	(unaudited)		(unaudited)	(audited)
GAAP operating loss	$(2,294)	$(2,025)	$(269)	$(7,444)	$(8,477)	$1,033
Add: inventory charge	537	-	537	537	-	537
Non-GAAP operating loss	$(1,757)	$(2,025)	$268	$(6,907)	$(8,477)	$1,570

	Three Months Ended			Fiscal Year Ended
	March 31,			March 31,
Non-GAAP Financial Measures and Reconciliation	2014	2013	Difference	2014	2013	Difference
	(unaudited)	(unaudited)		(unaudited)	(audited)
GAAP net loss	$(2,395)	$(2,069)	$(326)	$(7,714)	$(10,557)	$2,843
Add: inventory charge	537	-	537	537	-	537
Non-GAAP net loss	$(1,858)	$(2,069)	$211	$(7,177)	$(10,557)	$3,380

Non-GAAP net loss per common share - basic and diluted	$(0.04)	$(0.04)		$(0.16)	$(0.23)

Weighted average number of shares
outstanding - basic and diluted	46,204	46,076		46,155	45,945